                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(c)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other that Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 6-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:   $
                          -----------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    ___________________________________________________________________________
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    ___________________________________________________________________________
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    4) Date Filed:

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

                                     LOGO

                  PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                    ------
                         NOTICE OF ANNUAL MEETING OF
                HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                              DECEMBER 20, 1996
                                    ------

   The Annual Meeting of Holders of Certificates of Beneficial Interest ("shareholders") of Pennsylvania Real Estate Investment Trust (the "Trust") will be held on Friday, December 20, 1996 at 11:00 a.m. in the Main Conference Room of CoreStates Bank, Broad and Chestnut Streets, Seventh Floor, Philadelphia, Pennsylvania for the following purposes:

       (1) Election of Trustees; and

       (2) Transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

   The Trustees have fixed the close of business on November 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting. Please use the entrance to 1345 Chestnut Street on the Northeast Corner of Broad and Chestnut Streets. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Trustees



                                          JEFFREY A. LINN
                                          Secretary

Fort Washington, Pa.
November 15, 1996

                  PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                           455 PENNSYLVANIA AVENUE
                                  SUITE 135
                     FORT WASHINGTON, PENNSYLVANIA 19034

                                    ------

                      PROXY STATEMENT FOR ANNUAL MEETING
              OF HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                       TO BE HELD ON DECEMBER 20, 1996

   This proxy statement and the enclosed proxy are being sent to Holders of Certificates of Beneficial Interest of the Pennsylvania Real Estate Investment Trust (the "Trust") on or about November 15, 1996 in connection with the solicitation of proxies for use at the Annual Meeting of Holders of Certificates of Beneficial Interest ("shareholders") of the Trust to be held on Friday, December 20, 1996 at 11:00 a.m. in the Main Conference Room of CoreStates Bank, Broad and Chestnut Streets, Seventh Floor, Philadelphia, Pennsylvania. Please use the entrance to 1345 Chestnut Street on the Northeast Corner of Broad and Chestnut Streets.

   The enclosed proxy is solicited on behalf of the Board of Trustees of the Trust. The proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Trust. The Annual Report of the Trust, including financial statements, for the year ended August 31, 1996, on which no action will be requested at the Annual Meeting, is included herewith. It is not to be regarded as proxy solicitation material.

   As of November 8, 1996, there were 8,678,098 Certificates of Beneficial Interest in the Trust ("Shares") outstanding, each of which is entitled to one vote on all matters to be presented at the meeting.

   The Trust will bear the cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy. Trustees, officers and regular employees of the Trust may solicit proxies by personal interview, mail, telephone or telegraph. Such persons will receive no compensation for any such solicitation activities other than their regular salary but will be reimbursed for actual expenses in connection therewith. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Trust will reimburse such persons for their expenses in so doing.

                             ELECTION OF TRUSTEES

   The Trustees intend to cause Messrs. Robert Freedman, Leonard I. Korman, and Jeffrey P. Orleans, the three Trustees whose terms expire at the 1996 Annual Meeting, to be nominated for re-election at the 1996 Annual Meeting as Class B Trustees to serve until the 1999 Annual Meeting and until their respective successors have been duly elected and have qualified. If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless the Board of Trustees reduces the number of Trustees to be elected. Mr. Samuel I. Korman, who had served with distinction as a trustee of the Trust for thirty years, died on July 9, 1996.

   The Trust's Agreement of Trust provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Holders of Certificates of Beneficial Interests shall be made by the Trustees, or by petition in writing delivered to the Secretary of the Trust not fewer than thirty-five (35) days prior to such meeting signed by the holders of at least two percent (2%) of the shares outstanding on the date of such petition. Unless nominations shall have been made as aforesaid, they shall not be considered at such meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Trustee at such meeting, in which such event nominations for the Trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

   Assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Annual Meeting will be elected Trustees. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of Trustees.

   The following table sets forth certain information concerning the three
(3) nominees for the office of Class B Trustee, the six (6) Trustees to continue in office after the 1996 Annual Meeting and the executive officers named in the Summary Compensation Table, including their ages, principal occupations and the number of Shares of the Trust beneficially owned by them as of October 1, 1996.

                                                                                                           Shares Beneficially Owned
                                                                                                           on October 1, 1996 (1)
                                                  Principal Occupation                          Trustee    ------------------------
       Name             Age                          and Affiliations                            Since     Number           Percent
 -------------------   -----   ----------------------------------------------------------------  -----     ------           -------
Nominees for the
Office of Trustee

Class B Trustees; Terms Expire in 1999

Robert Freedman         67    Of counsel to the Philadelphia law firm of Drinker Biddle           1988       45,727(2)(3)         *
                              & Reath and formerly partner in the Philadelphia law firm
                              of Cohen, Shapiro, Polisher, Shiekman and Cohen.
Leonard I. Korman       60    Chairman and Chief Executive Officer, Korman Commercial             1996      472,765(4)         5.4%
                              Properties, Inc., a commercial real estate management and
                              development firm since January, 1996. General partner,
                              The Korman Co., a real estate management and development
                              firm, since 1984.
Jeffrey P. Orleans      50    Chairman of the Board, Chief Executive Officer and Director         1986       50,360(2)(5)         *
                              of FPA Corporation, a residential real estate developer.
                              Chief Executive Officer of Orleans Construction Corp.,
                              a residential real estate developer, prior to FPA
                              Corporation's acquisition of such company in 1993.
Trustees whose
Terms Continue

Class A Trustees; Terms Expire in 1998

Sylvan M. Cohen         82    Chairman and Chief Executive Officer of the Trust.                  1960      665,415(6)         7.7%
                              Presently of counsel to the Philadelphia law firm of
                              Drinker Biddle & Reath and formerly partner in the
                              Philadelphia law firm of Cohen, Shapiro, Polisher,
                              Shiekman and Cohen. Director of FPA Corporation.
                              Trustee of EQK Realty Investments I and Trustee of
                              Arbor Property Trust.
Lee H. Javitch          65    Private Investor. Former Chairman and Chief Executive               1985        7,500(2)            *
                              Officer of Giant Food Stores, Inc., an owner and operator
                              of supermarkets. Director of Dauphin Deposit Corp.
Jonathan B. Weller      49    President and Chief Operating Officer of the Trust.                 1994       68,555(7)            *
                              From 1988 to 1993, Executive Vice President and Director
                              of Eastdil Realty Inc., a real estate investment banking firm.

Class C Trustees; Terms Expire in 1997

William R. Dimeling     55    Partner in Dimeling, Schreiber and Park, a private                  1982        6,250(2)            *
                              investment partnership. Director of Aero Services
                              International, Inc., a fixed base operator for private
                              aviation.
Jack Farber             63    Chairman, President and Chief Executive Officer of                  1971       83,740(2)(8)         *
                              CSS Industries, Inc., a diversified holding company.
                              Director of CSS Industries, Inc. and Hunt Manufacturing
                              Company.
Robert G. Rogers        65    Executive Vice President of the Trust                               1986       25,734(9)            *

Non-Trustee
Executive Officers

Jeffrey A. Linn         47    Senior Vice President- Acquisitions and Secretary of the Trust        --       20,319(10)           *
Dante J. Massimini      63    Senior Vice President- Finance and Treasurer of the Trust             --       12,817(11)           *

All Trustees and        --                                  --                                      --    1,350,059(12)       15.6%
executive officers
as a group
(11 persons)

------
* Less than one percent

(1) Unless otherwise indicated in the following footnotes, each Trustee and Non-Trustee executive officer has sole voting and investment power with respect to all such Shares.

(2)  Includes 4,500 Shares subject to options that are currently exercisable.

(3) Includes 37,056 Shares owned by a trust of which Mr. Freedman and Mr. Cohen's wife are co-trustees and 4,171 Shares owned by Mr. Freedman's spouse. Mr. Freedman disclaims beneficial ownership of the aforementioned Shares.

(4) Includes (i) 420 Shares owned by Mr. Korman's spouse, (ii) 87,570 Shares held by a charitable foundation of which Mr. Korman is a co-trustee, and
     (iii) 141,687 Shares held by trusts of which Mr. Korman is a co-trustee. Mr. Korman disclaims beneficial ownership of all but 10,528 of the foregoing Shares.

(5) Includes 450 Shares owned by Mr. Orleans' spouse, 1,000 Shares for which Mr. Orleans is custodian for his children under the Pennsylvania Uniform Gifts to Minors Act, 947 Shares owned by an adult daughter of Mr. Orleans, 360 Shares held by trusts of which Mr. Orleans is co-trustee, and 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and the remaining 50% of whose shares are owned by Sylvan M. Cohen, a Trustee and Chairman and Chief Executive Officer of the Trust. Mr. Orleans disclaims beneficial ownership of the Shares owned by Mr. Orleans' wife and certain Shares for which he serves as custodian under the Pennsylvania Uniform Gifts to Minors Act.

(6) Includes 186,558 Shares owned by Mr. Cohen's spouse, 37,056 Shares owned by a trust of which Mr. Cohen's wife and Mr. Freedman, a Trustee of the Trust, are co-trustees, 252 Shares owned by a corporation 50% of whose outstanding shares are owned by Mr. Cohen and the remaining 50% of whose outstanding shares are owned by Jeffrey P. Orleans, a Trustee of the Trust, 71,815 Shares owned by a charitable remainder unitrust of which Mr. Cohen and Mr. Farber, a Trustee of the Trust, are two of the three co-trustees, 66,883 Shares owned by several trusts of which Mr. Cohen is a trustee or a co-trustee and 14,245 Shares subject to options that are currently exercisable. Mr. Cohen disclaims beneficial ownership of all of the Shares referred to in this footnote other than Shares owned by trusts of which Mr. Cohen is a trustee or a co-trustee, Shares owned of record by Mr. Cohen's wife and the Shares subject to options.

(7) Includes 57,355 Shares subject to options that are currently exercisable, and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

(8) Includes 71,815 Shares held in the charitable remainder unitrust referred to in footnote 6 above.

(9) Includes 19,359 Shares subject to options that are currently exercisable.

(10) Includes 11,787 Shares subject to options that are currently exercisable and 500 Shares that are held by Mr. Linn as custodian for his son under the Pennsylvania Uniform Gifts to Minors Act.

(11) Includes 12,217 Shares subject to options that are currently exercisable.

(12) Includes 137,463 Shares subject to options that are currently exercisable. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over such Shares. Such Shares have been counted only once in this total.

                            ADDITIONAL INFORMATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information concerning the compensation paid by the Trust during the fiscal years ended August 31, 1996, 1995 and 1994 to the Trust's Chief Executive Officer and the four other most highly compensated executive officers of the Trust.

                                                                                   Long Term
                                                                                  Compensation
                                               Annual Compensation                   Awards
                                   ------------------------------------------    --------------
                                                                                                    All Other
   Name and Principal                                           Other Annual                       Compensation
        Position            Year      Salary($)      Bonus($) Compensation($)(1)   Options(#)         ($)(2)
 -----------------------   ------   ------------    ---------   --------------   --------------   --------------
Sylvan M. Cohen             1996     $  342,333        0                 0                 0         $ 9,070
 Chairman and Chief         1995        333,000        0                 0            20,000           9,070
 Executive Officer          1994        316,023        0                 0            40,000           9,070
 and Trustee

Jonathan B. Weller          1996     $  297,212        0           $ 7,182            20,000          25,608
 President and Chief        1995        281,539        0            37,463            35,000          32,408
 Operating Officer and      1994        157,596(3)     0            23,120           100,000(4)           --
 Trustee

Robert G. Rogers            1996     $  191,923        0             7,182             5,000          69,654
 Executive Vice             1995        183,269        0                 0            10,000          72,499
 President and Trustee      1994        174,933        0                 0            15,000              --

Dante J. Massimini          1996     $  125,673        0             5,174             5,000          59,897
 Senior Vice President-     1995        116,538        0                 0            10,000          54,706
 Finance and                1994        106,303        0                 0            15,000              --
 Treasurer

Jeffrey A. Linn
 Senior Vice President-     1996     $  130,797        0             5,163            10,000          14,114
 Acquisitions and           1995        116,346        0                 0            15,000          18,021
 Secretary                  1994         95,535        0                 0            15,000              --

------
(1) Amounts shown in Fiscal 1996 represent discretionary contributions by the Trust to the accounts of the named executive officers in the Company's 401(k) retirement plan. Amounts shown for Fiscal 1995 for Mr. Weller include $14,352 for relocation expenses, $12,378 for reimbursement for taxes resulting from payment of living expenses on behalf of Mr. Weller in 1994 and $10,733 in respect of a leased automobile. Amounts for Fiscal 1994 include $14,966 for living expenses and $8,154 for a leased automobile.

(2) All amounts for Mr. Cohen represent annual premium payments on life insurance provided under Mr. Cohen's employment agreement. Amounts for Mr. Weller include $9,750 of annual premium payments on life insurance provided under Mr. Weller's employment agreement. All other amounts represent anticipated contributions by the Trust with respect to Fiscal 1996 under the non-qualified retirement plan approved during Fiscal 1995 in which Messrs. Weller, Rogers, Massimini and Linn are participants.

(3) Mr. Weller was not an employee or executive officer of the Trust prior to January 31, 1994.

(4) Represents options granted to Mr. Weller in connection with his acceptance of employment with the Trust.

EMPLOYMENT AGREEMENTS

   The Trust entered into an Employment Agreement with Mr. Cohen on July 16, 1982, which was amended and restated on March 14, 1985 and further amended as of January 1, 1990. The Employment Agreement provides that Mr. Cohen is to serve as chairman and chief executive officer of the Trust. Pursuant to the 1990 amendment, the employment term is currently on a year-to-year basis, with automatic calendar year renewals that will continue until written notice of termination is delivered at least 180 days prior to the end of the then- current term. The current annual base compensation is $345,000, and the agreement provides that base compensation cannot be unilaterally decreased by the Trust. Mr. Cohen was not a participant in the Trust's defined benefit pension plan, which was terminated during Fiscal 1995, nor is he a participant in the non-qualified retirement plan which was established during Fiscal 1995 and in which the other executive officers of the Trust named in the Summary Compensation Table are participants. Following the termination of Mr. Cohen's employment for any reason (including expiration of the term) other than termination for specified cause, the Trust is required to make payments to Mr. Cohen and, in the event his wife survives him, to Mr. Cohen's widow. Post-termination payments to Mr. Cohen are to continue for the balance of his lifetime at a rate equal to, subject to an annual cost-of-living adjustment, 50% of the rate of Mr. Cohen's highest annual basic compensation during his employment with the Trust. If Mr. Cohen is survived by his wife, the Trust is to pay her for the balance of her lifetime at a rate equal to, subject to an annual cost-of-living adjustment, (i) 25% of the rate of Mr. Cohen's highest annual basic compensation during Mr. Cohen's employment with the Trust or (ii) if higher than the rate specified in subclause (i), 50% of the rate of the adjusted payments to which Mr. Cohen shall have been entitled at the time of his death. During fiscal 1996, the Trust was not required to accrue on its financial statements any additional amount in respect of the aforementioned post-termination payments. As of the end of fiscal 1996, such accrual equals approximately $1,045,000. The Employment Agreement also requires the Trust to maintain $150,000 of life insurance coverage on Mr. Cohen's life, payable to beneficiaries designated by Mr. Cohen.

   The Trust entered into an Employment Agreement with Mr. Weller on December 14, 1993. The Employment Agreement provides that Mr. Weller is to serve as President and Chief Operating Officer of the Trust with responsibility for the day-to-day management of the Trust. The employment term, which began on January 31, 1994, is three years, a period that is automatically extended, as of January 31, 1996 and each January 31 thereafter, for a new three year term beginning on such January 31 unless the Trust gives Mr. Weller written notice at least 60 days prior to January 31 in a year that the term is not to be extended as of such January 31. The agreement further provides for an initial annual base salary of $275,000 and provides that if the annual salary is increased, such increased annual salary thereafter constitutes the annual base salary for purposes of the agreement. Mr. Weller's annual base salary under the agreement currently is $295,000. In accordance with the Employment Agreement, on December 14, 1993, the Trust granted Mr. Weller non-qualified stock options to purchase 100,000 Shares of the Trust at an exercise price equal to the fair market value of the Shares on such date. See "ADDITIONAL INFORMATION -- Stock Option Plans" below. The Trust is required to provide certain employee benefits to Mr. Weller, including $1,500,000 life insurance. Mr. Weller is required to invest a minimum of $250,000 in Shares of the Trust. Upon a termination of employment by Mr. Weller for specified good reason (including delivery by the Trust of written notice that the term of the agreement is not to be renewed for a new three-year period) or by the Trust other than for cause, disability or death, Mr. Weller is entitled to receive a lump-sum cash payment equal to the sum of any unpaid annual base salary through the date of termination and the amount of annual base salary that would have been paid during the remaining term of employment, discounted on a present value basis. The Employment Agreement provides that all options to purchase Shares granted to Mr. Weller vest and become immediately exercisable upon a change of control of the Trust or upon a termination of employment by the Trust without cause or by Mr. Weller for good reason or upon Mr. Weller's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Weller result in the imposition on Mr. Weller of an excise tax under Section 4999 of the Internal Revenue Code, the Trust shall pay Mr. Weller an additional amount sufficient to reimburse him for such excise tax.

   The Trust has employment agreements with Messrs. Rogers, Massimini, and Linn. All of the employment agreements expire on September 30, 1997 with automatic one-year renewals that continue until written notice of termination is delivered at least 180 days (90 days in the case of Mr. Linn) prior to the end of the then current term. Mr. Rogers serves as Executive Vice President, Mr. Massimini serves as Senior Vice President-Finance and Treasurer, and Mr. Linn serves as Senior Vice President-Acquisitions and Secretary. The Employment Agreements specify the initial annual basic compensation and provide that if the annual basic compensation is subsequently increased, such increased amount will thereafter constitute the basic compensation thereunder. The current annual basic compensation for Mr. Rogers, Mr. Massimini, and Mr. Linn is $190,000, $125,000, and $130,000, respectively.

STOCK OPTION TABLES

   The following table sets forth certain information with respect to options to purchase Shares granted to certain executive officers named in the Summary Compensation Table during the fiscal year ended August 31, 1996. Mr. Cohen was not granted options in the fiscal year ended August 31, 1996.

                        OPTIONS GRANTED IN FISCAL 1996


                                         Individual Grants                            Potential Realizable
                      ----------------------------------------------------------        Value at Assumed
                                      % of Total                                     Annual Rates of Stock
                                        Options                                      Price Appreciation for
                        Options       Granted to       Exercise                         Option Term (1)
                        Granted      Employees in       Price       Expiration     ------------------------
        Name              (#)        Fiscal Year      Per Share        Date            5%          10%
 ------------------   -----------   --------------    -----------   ------------   ----------   ----------
Jonathan B. Weller     20,000(2)         39.6%         $20.375       12/01/05       $259,419     $657,419
Robert G. Rogers        5,000(3)          9.9%         $20.375       12/01/05       $ 64,855     $164,355
Dante J. Massimini      5,000(3)          9.9%         $20.375       12/01/05       $ 64,855     $164,355
Jeffrey A. Linn        10,000(4)         19.8%         $20.375       12/01/05       $129,710     $328,709

------
(1) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the end of the option term. These gains are based on assumed rates of share appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed annual rates of share appreciation are specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Trust's share price.

(2) Consists of a non-qualified stock option exercisable in four equal and consecutive annual installments of 5,000 shares each, commencing on January 1, 1997.

(3) Consists of a non-qualified stock exercisable in four successive annual installments of 1,125 shares each, commencing January 1, 1997.

(4) Consists of a non-qualified stock option exercisable in four equal and consecutive annual installments of 2,500 shares each, commencing on January 1, 1997.
    The following table sets forth certain information as to the exercise of options to purchase Shares during the fiscal year ended August 31, 1996 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

  AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED AUGUST 31, 1996 AND AUGUST
                            31, 1996 OPTION VALUES

                                                                                              Value of
                                                           Number of                         Unexercised
                                                         Unexercised                        In-the-Money
                        Shares                            Options at                        Options at
                       Acquired                         August 31, 1996                  August 31, 1996(1)
                          on          Value      --------------------------------  --------------------------------
        Name           Exercise     Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
 ------------------   ----------   ----------    -------------   ---------------   -------------   ---------------
Sylvan M. Cohen           --           --           14,245           70,755           $13,125          $45,625
Jonathan B. Weller        --           --           57,355           97,645            19,307          $77,568
Robert G. Rogers          --           --           19,359           32,641            52,340          $22,223
Dante J. Massimini        --           --           12,217           27,158            12,065          $25,982
Jeffrey A. Linn           --           --           11,787           34,463            10,197          $38,709

------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. All of the options held by the named executive officers were in-the-money except for options granted in December 1993. Dollar amounts shown represent the difference between the option exercise price and the fair market value of the Shares at August 31, 1996. The closing price of the Shares on August 31, 1996 was $20.625 per Share.

STOCK OPTION PLANS

   Pursuant to the Trust's Amended Incentive and Non-Qualified Stock Option Plan (the "Employee Plan"), incentive stock options designed to qualify under
Section 422A of the Internal Revenue Code and non-qualified stock options to purchase up to an aggregate of 400,000 of the Trust's Shares may be issued by the Trust to officers and key employees of the Trust. The Employee Plan is administered by a committee of the Board, currently the Executive Compensation and Human Resources Committee, which has authority to determine the persons to whom options will be granted, the number of option shares, the exercise price, the date of grant, and the term of options granted under the Employee Plan. The Employee Plan requires that the exercise price not be less than 100% of the fair market value of the Shares on the date of grant. In the event of death, permanent disability or retirement, all options granted become fully vested and exercisable.

   The Company also has a 1990 Option Plan for Non-Employee Trustees (the "Trustee Plan"). Under the Trustee Plan, non-qualified stock options to purchase up to an aggregate of 100,000 of the Trust's Shares may be issued by the Trust to Trustees of the Trust who are not employees of the Trust or any affiliate of the Trust. Options to purchase 1,000 Shares are granted automatically to each non-employee Trustee on the last trading day in January of each of the years 1991 through 1997. In addition, under the Trustee Plan, a first grant of options to purchase 1,000 Shares was made to each non-employee Trustee on December 20, 1990. The Trustee Plan requires that the exercise price of options issued under the plan not be less than 100% of the fair market value of the Shares on the date of grant. The options issued under the Trustee Plan become exercisable in four equal annual installments commencing on the first anniversary of the grant date except that the first installment of the options granted under the plan on December 20, 1990 became exercisable on January 31, 1991. Options granted under the Trustee Plan expire ten years from the grant date, subject to earlier termination under certain circumstances specified in the plan.

   In accordance with the terms of Mr. Weller's Employment Agreement with the Trust, the Trust adopted the 1993 Jonathan B. Weller Non Qualified Stock Option Plan (the "Weller Plan"). Under the Weller Plan, on December 14, 1993 the Trust granted Mr. Weller options to purchase 100,000 Shares at an exercise price equal to the fair market value of the Shares on such date. Such options have a term of ten years and become exercisable in four equal annual installments of 25,000 Shares each, commencing on the first anniversary of the grant date, subject to earlier vesting and exercisability under certain specified circumstances.

BENEFIT PLANS

   The Trust maintains a 401(k) profit sharing and retirement savings plan in which substantially all of the officers and employees are eligible to participate and a non-qualified plan in which the executive officers named in the Summary Compensation Table other than Mr. Cohen are participants. Under the non-qualified retirement plan, the Trust is required to make defined contributions to the plan annually in amounts equal to amounts that would have been required to be contributed under the Trust's defined benefit pension plan, which was terminated in fiscal 1995, in order to fund the targeted retirement benefit (after taking into account amounts distributed under the terminated defined benefit pension plan, together with an assumed rate of return thereon).

TRANSACTIONS WITH MANAGEMENT

   During fiscal 1996, the Trust paid or accrued fees and costs to the Philadelphia law firm of Drinker Biddle & Reath, general counsel for the Trust, for legal services rendered to the Trust, its subsidiaries and its affiliates, including partnerships and other ventures in which the Trust is involved. Sylvan M. Cohen, Chairman, Chief Executive Officer and a Trustee of the Trust, and Robert Freedman, a Trustee of the Trust, are of counsel to such firm. During fiscal 1996, the Trust paid Drinker Biddle & Reath $60,000 to reimburse the firm for office and secretarial expenses for Sylvan M. Cohen in respect of the period from January 1, 1996 to August 31, 1996.

BOARD MATTERS

   The Trust has a standing Audit Committee and a standing Executive Compensation and Human Resources Committee. There is no standing nominating committee.

   The Audit Committee, currently comprised of Messrs. Jack Farber, Lee H. Javitch and Jeffrey P. Orleans, met twice during the 1996 fiscal year. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Trust; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to the Trust's system of internal controls.

   The Executive Compensation and Human Resources Committee, currently comprised of Messrs. Jack Farber, William R. Dimeling and Lee H. Javitch, met once during the 1996 fiscal year. The principal duties of the Executive Compensation and Human Resources Committee are to recommend compensation arrangements for the executive officers of the Trust, and to administer the Trust's Amended Incentive and Non-Qualified Stock Option Plan.

   In addition to the Executive Compensation and Human Resources Committee and the Audit Committee, the Trust has a standing Property Committee. The Property Committee currently comprised of Messrs. William Dimeling, Jeffrey Orleans, Sylvan Cohen and Jonathan Weller, met twice in the 1996 fiscal year. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.

   In fiscal 1996, the Board of Trustees met four times. Trustees who are not officers of the Trust receive an annual retainer of $7,000 plus $1,250 per Board of Trustees meeting attended and $750 per committee meeting attended. All of the directors other than Messrs. Dimeling, Javitch and Korman attended at least 75% of Board and applicable committee meetings in fiscal 1996.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Trust's executive officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Trust with copies of these reports.

   Based on the Trust's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Form 3, 4 and 5, the Trust believes that all filings required to be made by the reporting persons for Fiscal 1996 were made on a timely basis, except that two transactions effected by Mr. Orleans, one in Fiscal 1995 and one in Fiscal 1996, were reported late on a Form 5.

                    COMPENSATION COMMITTEE INTERLOCKS AND
                            INSIDER PARTICIPATION

   During fiscal 1996, Sylvan M. Cohen served on the Compensation Committee of FPA Corporation, and the Chairman of the Board and Chief Executive Officer of FPA Corporation, Jeffrey P. Orleans, served as a Trustee of the Trust.

                  REPORT OF EXECUTIVE COMPENSATION AND HUMAN
                RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

   The Trust's compensation for executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Executive Compensation and Human Resources Committee (the "Committee"). The Committee is also responsible for administering the policies that govern the Trust's Amended Incentive and Non Qualified Stock Option Plan. The Committee consists of three outside Trustees of the Trust, none of whom has ever been an employee of the Trust.

   It is the Board of Trustees' belief that the Trust's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation in real terms. Accordingly, the Board of Trustees believes that the Trust's overall performance in any year should be based on the Trust's performance in all aspects of the Trust's business during that year, including development, management, acquisition and capital formation, as well as financial accomplishments.

   The members of the Committee believe that the Trust's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore the Committee believes it is important to:

   o Adopt compensation programs that enhance the Trust's ability to attract and retain qualified officers while providing the financial motivation necessary to achieve continued high levels of Trust performance.

   o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Trust's challenges and opportunities as owners rather than only employees.

   o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Committee believe are comparable to the Trust.

   Each executive officer's salary, including that of the Chief Executive Officer and that of the Chief Operating Officer, is based upon his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. The Committee believes that the Trust's overall performance is best measured by the enhancement of long-term shareholder value. The Committee further believes that, as a result of the nature of the Trust's business, funds from operations is a better measurement of the Trust's performance as opposed to its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts. The Committee recommends compensation levels of the Trust's executive officers, on an annual basis, to the Board of Trustees.

   The Committee also periodically awards discretionary stock options to executive officers. These awards are based upon the performance of the individual executive, the Trust's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that stock option awards are an important element in the Trust's compensation structure as such awards promote alignment of the interests of the employees with the interests of the shareholders.

                          Executive Compensation and Human Resources Committee
                                                         Jack Farber, Chairman
                                                         William R. Dimeling
                                                         Lee H. Javitch

                              PERFORMANCE GRAPH

   The graph below compares the Trust's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts excluding health care real estate investment trusts as prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1991 and that all dividends were reinvested.

                           (August 31, 1991 = $100.00)
     225|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
     200|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  &
        |                                                                  #
        |                                                                  |
     175|------------------------------------------------------------------|
  D     |                                                                  |
  O     |                                                    &             |
  L     |                                     &              #             |
  L     |                        &                                         |
  A  150|------------------------------------------------------------------|
  R     |                                                                  *
  S     |                                     *              *             |
        |                        *                                         |
        |                                     #                            |
     125|------------------------------------------------------------------|
        |                        #                                         |
        |            &                                                     |
        |            *                                                     |
        *            #                                                     |
     100&------------------------------------------------------------------|
        #                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
      75|------------|-----------|-------------|-------------|-------------|
       1991         1992        1993          1994          1995          1996


          *=Trust          &=Equity w/o Health Care          #=S&P 500

                          PRINCIPAL SECURITY HOLDERS

   The following table sets forth certain information as of October 1, 1996 concerning beneficial ownership of the Trust's Shares by the only persons shown by Securities and Exchange Commission records or the Trust's records to own beneficially more than 5% of the Trust's Shares:

                                                         Amount and
                                                          Nature of       Percent of
          Title of               Name and Address        Beneficial      Outstanding
           Class                of Beneficial Owner       Ownership         Shares
 --------------------------   -----------------------   -------------    -------------
Certificates of Beneficial     Sylvan M. Cohen            665,415 (1)        7.7%
  Interest                     1100 P.N.B. Building
                               1345 Chestnut Street
                               Philadelphia, PA 19107

Certificates of Beneficial     Leonard I. Korman          472,765 (2)        5.4%
  Interest                     Two Neshaminy Interplex
                               Trevose, PA 19047

------
(1) See footnote 6 to table appearing under the heading "ELECTION OF
TRUSTEES."

(2) See footnote 4 to table appearing under the heading "ELECTION OF
TRUSTEES."

                                OTHER MATTERS

   The Trust has selected Arthur Andersen LLP to be its principal independent public accountants for the current fiscal year. The accounting firm has been the principal independent public accountants of the Trust for more than twenty-five years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives of Arthur Andersen LLP will be given an opportunity to make a statement, if they so desire.

   The management of the Trust knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.

                           SHAREHOLDERS' PROPOSALS

   Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Trust's proxy statement. Any shareholder desiring to have such a proposal included in the Trust's proxy statement for the Annual Meeting to be held in 1996 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Trust's executive offices not later than July 19, 1997.

                                                     By Order of the Board of
                                                     Trustees

                                                     Jeffrey A. Linn
                                                     Secretary

November 15, 1996

                     FOR all            WITHHOLD                                                                          WITHHOLD
                 nominees listed      AUTHORITY to                                                                        AUTHORITY
                except as marked      vote for all                                                               VOTE FOR
                                    nominees listed

1. Election of       ______             ______           Nominees: Robert Freedman,  2.  IN THEIR DISCRETION, THE  ______    _____
   Three (3)        |      |           |      |          Leonard I. Korman and           PROXIES ARE AUTHORIZED   |      |  |     |
   Class B          |      |           |      |          Jeffrey P. Orleans.             TO VOTE UPON SUCH OTHER  |      |  |     |
                    |      |           |      |                                          BUSINESS AS MAY PROPERLY |      |  |     |
   Trustees:        |______|           |______|          (INSTRUCTION: To withhold       COME BEFORE THE MEETING. |______|  |_____|
                                                         authority to vote for any
                                                         individual nominee,
                                                         strike a line through the
                                                         nominee's name above.)

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE. You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Signature______________________________________ Dated:__________________, 1996
Please sign exactly as your name appears hereon. When certificate(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                  PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned, revoking all prior proxies, hereby appoints SYLVAN M. COHEN, LEE H. JAVITCH and WILLIAM R. DIMELING, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust (the "Shares") held of record by the undersigned at the close of business on November 8, 1996 at the Annual Meeting of Holders of Certificates of Beneficial Interest to be held on Friday, December 20, 1996 and at any adjournment thereof.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
              USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

                         (CONTINUED ON REVERSE SIDE)